                                                                    Exhibit 99.2

          SUMMARY HISTORICAL FINANCIAL INFORMATION FOR INITIAL SECURITY

     Set forth below is certain summary historical financial data for Initial
Security, LLC and Rentokil Inc.- Security Services (together, "Initial
Security") for the year ended December 31, 2005. The summary historical financial data presented below has been derived from Initial Security's audited financial statements as of and for the year ended December 31, 2005. Initial
Security's results of operations for the year ended December 31, 2005 are not necessarily indicative of the results that can be expected for Initial Security for any future period.

     At the date hereof, financial statements of Initial Security prepared in accordance with GAAP as of and for the quarter ended March 31, 2006 are not available to the Issuers. As a result, Allied Security Holdings LLC ("Allied
Holdings") is unable to provide summary historical financial data of Initial
Security as of and for the quarter or twelve months ended March 31, 2006.

     The presentation of Initial Security's audited financial statements for the year ended December 31, 2005 is not fully compliant with Regulation S-X for reasons including that (i) the "push-down" of purchase accounting due to Initial
Security's acquisition by Rentokil Initial plc, its current parent company, has not been applied to the audited financial statements, and (ii) Initial
Security's financial statements do not include all disclosures required by
Statement of Financial Accounting Standards No. 132R, Employers' Disclosure
about Pensions and Other Postretirement Benefits, with respect to its defined benefit pension plans. In addition, other matters of which Allied Holdings is not aware as of the date hereof may cause a presentation of such financial statements in accordance with Regulation S-X to differ in additional ways from the presentation of such financial statements contained in Exhibit A. As a result, the financial statements of Initial Security that will be presented in
Allied Holdings' current report on Form 8-K relating to the acquisition of
Initial Security (the "Acquisition"), which will be fully Regulation S-X compliant, will differ from those presented herein. In addition, Rule 3-05 of
Regulation S-X will require that Allied Security present in that Form 8-K audited financial statements of Initial Security for the years ended December
31, 2004 and 2003 as well as unaudited financial statements for any applicable interim period.

INITIAL SECURITY

SUMMARY FINANCIAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2005

(UNAUDITED)                                              (dollars in thousands)

Revenues                                                          $  226,221
Total costs and expenses                                             221,396
                                                               --------------
Income before taxes                                                    4,825
Income tax expense                                                     1,614
                                                               --------------
Net income                                                        $    3,211
                                                               ==============

                SUMMARY COVENANT INFORMATION FOR INITIAL SECURITY

     The following information provides financial data for Initial Security that would have been used, in combination with relevant financial data for Allied
Holdings (which is not included below), to determine Allied Holdings' ability to incur debt to finance the acquisition of Initial Security under the Fixed Charge
Coverage Ratio contained in Section 4.09(a) of the Indenture, dated as of July
14, 2004, by and between Allied Security Escrow Corp., as issuer, and The Bank of New York, a New York banking corporation, as trustee, as amended by the First
Supplemental Indenture, dated as of August 2, 2004, by and among the Issuers and the Trustee and the Second Supplemental Indenture, dated as of August 2, 2004, by and among the Issuers, certain subsidiaries of Allied Holdings, as guarantors, and the Trustee (as so amended, the "Indenture"), had the
Acquisition taken place at the end of fiscal 2005.

     The following summary covenant information is being presented for informational purposes only and has been prepared based on Initial Security's audited historical financial statements and related notes as of and for the year ended December 31, 2005 and estimates of management of Allied Holdings. Initial
Security's historical financial information, which is used as the starting point for the information presented below, is derived from Initial Security's audited historical financial statements referred to above, which were not prepared by or in consultation with management of Allied Holdings. Additionally, while the incurrence of indebtedness permitted under the Fixed Charge Coverage Ratio is tested based on such ratio for the last four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, the information included below is only for the year ended December 31, 2005, and does not reflect Initial
Security's results for any period subsequent to that date.

     The data presented below does not include any pro forma or historical financial data for Allied Holdings, and does not purport to represent the pro forma results of operations, giving effect to the Acquisition prepared in accordance with Article 11 of Regulation S-X, for Allied Holdings or Initial
Security. At this time, Allied Holdings has not prepared pro forma financial statements giving effect to the Acquisition in accordance with Article 11 of
Regulation S-X. However, Allied Holdings intends to present, in a current report on Form 8-K that is currently expected to be filed within the applicable deadlines after consummation of the Acquisition, pro forma financial statements prepared in accordance with Article 11 of Regulation S-X, which may contain data that is not consistent with the information set forth below, and such information set forth below should not be used as a substitute for the pro forma financial statements provided in such Form 8-K.

INITIAL SECURITY

FOR THE YEAR ENDED DECEMBER 31, 2005

(UNAUDITED)                                               (dollars in thousands)

Amounts per historical audited financial statements
---------------------------------------------------
Net income                                                             $  3,211
Interest expense, net                                                     1,035
Income taxes                                                              1,614
Depreciation                                                              1,112
Amortization                                                              3,171
                                                                   -------------
EBITDA                                                                 $ 10,143
                                                                   =============

Adjustments to EBITDA permitted pursuant to the Indenture:
----------------------------------------------------------
Identified cost savings initiatives related to the Acquisition         $  4,825
Full-year effect of Initial Security's 2005 acquisitions(1)               1,132
Adjustment to conform Initial Security's uniform capitalization
policy to that of Allied Holdings                                           902
                                                                   -------------
Adjusted EBITDA                                                        $ 17,002
                                                                   =============

------------

(1)  During 2005, Initial Security acquired the assets of two security businesses, OCS Security of Long Island, Inc. and Smith Nelson, Ltd.

                          AMENDMENT OF CREDIT FACILITY

      Allied Holdings has obtained a commitment from Bear Stearns Corporate
Lending Inc. for an amendment (the "Credit Facility Amendment") to the Credit
Agreement, dated as of August 2, 2004, among Allied Holdings, Bear Stearns
Corporate Lending Inc., as administrative agent, and the other Lenders (as defined in the Credit Agreement) party thereto (the "Credit Facility"). Such commitment is subject to certain customary conditions. The Credit Facility
Amendment will provide Allied Holdings with additional borrowing capacity under the Credit Agreement's term loan facility of up to $85.0 million with a maturity of June 30, 2010, with the possibility of an extension for an additional two years under certain circumstances. The incremental borrowing capacity contained in the Credit Facility Amendment will be in addition to the $190.0 million term loan C facility under the existing Credit Agreement.

                             THE PROPOSED AMENDMENTS

     The Indenture provides that, with the consent of the Holders of not less than a majority in principal amount of the Notes, Allied Holdings may enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture, with certain exceptions. Capitalized terms used in this report that are not otherwise defined herein have the meanings set forth in the Indenture. Set forth below is a summary of the "Proposed Amendments" to the Indenture for which Allied Holdings is soliciting consents.

     Incurrence of Indebtedness in connection with the Acquisition. The covenant in Section 4.09 of the Indenture (the "Indebtedness Covenant") limits the ability of Allied Holdings and its Restricted Subsidiaries to incur additional
Indebtedness or issue Disqualified Stock. Currently, Section 4.09(b) lists 13 categories of "Permitted Debt," which is permitted to be incurred whether or not
Allied Holdings is able to comply with Section 4.09(a). The Proposed Amendments would add the following as a 14th category of Permitted Debt:

     "(14) the incurrence by the Company or any of its Restricted Subsidiaries
of up to $85.0 million of Indebtedness relating to or in connection with the
Initial Acquisition (which may be incurred under the Credit Agreement or one or more Credit Facilities);"

     The term "Initial Acquisition" would be defined as: "The acquisition of
Initial Security LLC and Rentokil Inc. - Security Services pursuant to the
Purchase Agreement, dated as of June 9, 2006, by and among the Company, Rentokil
Initial plc and Initial Tropical Plants, Inc., as such agreement may be amended from time to time."

     Modification of the Date for an Increase in the Required Fixed Charge
Coverage Ratio. Currently, Section 4.09(a) of the Indebtedness Covenant allows
Allied Holdings and its Restricted Subsidiaries to incur additional Indebtedness or issue Disqualified Stock if the Fixed Charge Coverage Ratio for Allied
Holdings' most recently ended four full fiscal quarters would have been at least
(i) 2.0 to 1, if the date of the incurrence or issuance is prior to December 31,
2006 and (ii) 2.25 to 1, if the date of the incurrence or issuance is on or after December 31, 2006, in each case determined on a pro forma basis as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued at the beginning of the four quarter period used to measure the Fixed
Charge Coverage Ratio.

     As revised by the Proposed Amendments, Section 4.09(a) would allow Allied
Holdings and its Restricted Subsidiaries to incur additional Indebtedness or issue Disqualified Stock if the Fixed Charge Coverage Ratio for Allied Holdings'
most recently ended four full fiscal quarters would have been at least (a) 2.0 to 1, if the date of the incurrence is prior to July 15, 2008 (which is the first date on which the Notes are redeemable at the option of the Issuers) and
(b) 2.25 to 1, if the date of the incurrence is on or after July 15, 2008, in each case determined on a pro forma basis as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued at the beginning of the four quarter period used to measure the Fixed Charge Coverage Ratio.

     Clarification of Pro Forma Effects of Acquisition Financings. In order to facilitate future strategic acquisitions of Persons engaged in a Permitted
Business, the definition of "Fixed Charge Coverage Ratio" would be clarified so that when measuring compliance with Section 4.09(a) with respect to such an acquisition, the financing transactions related to that acquisition transaction would only be given pro forma effect to the extent they are not Permitted Debt allocated to the Company's Credit Facility basket (Section 4.09(b)(1)), the general Permitted Debt basket (Section 4.09(b)(13)), the Initial Acquisition
Debt basket discussed above or the Letter of Credit basket discussed below.
Financing transactions in connection with prior acquisitions would be given full pro forma effect. Effectively, this Proposed Amendment would permit the Company and its Restricted Subsidiaries to incur in the future the maximum amount of
Indebtedness pursuant to Section 4.09(a) while also accessing the four baskets in order to complete an acquisition of a Person engaged in a Permitted Business rather than being required to be in pro forma compliance with Section 4.09(a)
after incurrence of all of the Indebtedness related to the acquisition, as the current provision may be read to require.

     Incurrence of Acquisition Indebtedness. In order to facilitate future strategic acquisitions of Persons engaged in a Permitted Business that have the effect of improving the Company's Fixed Charge Coverage Ratio, the Proposed
Amendments would also include a 15th category of Permitted Debt to Section
4.09(b):

     "(15) the incurrence by the Company or any of its Restricted Subsidiaries
of Acquired Debt or Acquisition Debt if the Fixed Charge Coverage Ratio for the
Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence of Acquired Debt or Acquisition Debt determined immediately after giving pro forma effect to such incurrence and the related acquisition
(including through a merger, consolidation or otherwise) is equal to or greater than the Fixed Charge Coverage Ratio of the Company determined immediately before giving pro forma effect to such incurrence and the related acquisition;"

     "Acquisition Debt" will be defined as: "Indebtedness of a Person (which may be incurred under the Credit Agreement or one or more Credit Facilities)
incurred to finance the acquisition of a Permitted Business or an asset used or useful in a Permitted Business."

     Incurrence of Letters of Credit. As of March 31, 2006, the Company had
approximately $25.0 million of letters of credit outstanding in connection with its business. The Proposed Amendments would add a 16th category of Permitted
Debt to Section 4.09(b):

     "(16) the incurrence by the Company and its Restricted Subsidiaries of up
to $25.0 million of Indebtedness under letters of credit (which may be incurred under the Credit Agreement or under one or more other Credit Facilities);"

     An additional exception will be added to Section 4.08(b) (which limits dividends and other payment restrictions affecting subsidiaries):

     "(13) restrictions pursuant to agreements governing Indebtedness incurred pursuant to Section 4.09(b)(15)."

     Change to Consolidated Cash Flow. The Company currently capitalizes its uniform costs, and the depreciation and amortization charges related thereto are added to Consolidated Net Income in the calculation of Consolidated Cash Flow. A number of other companies in the Company's industry expense uniform costs as they are incurred. In the event that the Company decides in the future to expense its uniform costs, it wishes to make a Proposed Amendment to add such expenses back to its Consolidated Cash Flow. In connection with the Initial
Acquisition and the related financings, the Company is seeking to add back to its calculation of Consolidated Cash Flow fees and expenses relating to the
Initial Acquisition and the related financing, including fees and expenses of counsel and the Consent Fee.

                           FORWARD-LOOKING STATEMENTS

     This report, as well as certain written, electronic and oral disclosures made by Allied Holdings from time to time, contain forward-looking statements that involve risks and uncertainties, which are based on estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations of our management. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements that are not historical facts, including statements about Allied Holdings' strategy, future operations, financial position, estimated revenues, projected costs or the projections, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "believes," "estimates," "expects,"
"projects," "forecasts," "may," "will," "should," "seeks," "plans," "scheduled to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy or intentions, although not all forward-looking statements contain such words.

     The following factors, among others, including those described in "Item 1A.
Risk Factors" in Allied Holdings Annual Report on Form 10-K for the year ended
December 31, 2005, could cause Allied Holdings' actual results to differ materially from those expressed in any forward-looking statements made by it:

     o    Allied Holdings' dependence on its relationships with its customers and reputation for providing high-quality contract security services, as well as the risk that Allied Holdings' reputation may be damaged as a result of a publicized incident or breach of security;

     o    Allied Holdings' ability to retain existing security officer service contracts (which contracts can typically be terminated by either party on 30 days' written notice and which may also be subject to periodic bidding procedures) and to obtain new security service contracts, including in each case on terms which are favorable to Allied
          Holdings;

     o    Uncertainty with respect to the outcome of the pending competitive bidding process for the award of new toll collection services contracts with the Florida Department of Transportation (the "FDOT")
          (following the November 30, 2006 expiration of Allied Holdings'
          current contracts, which are terminable by the FDOT at will), in which
          Allied Holdings is engaged in a protest of the FDOT's decision to rank its proposal behind those of two other bidders or the failure to obtain such contracts or an extension of such contracts on terms acceptable to Allied Holdings;

     o    Allied Holdings' exposure to liability, particularly to the extent not covered by insurance and/or where state law prohibits insurance coverage, for certain damages arising from services it provides to its customers, including by reason of the acts or omissions of Allied
          Holdings' agents or employees or with respect to events that are not within the control of such agents or employees, and Allied Holdings'
          indemnification obligations under certain service contracts for events occurring on its client's premises;

     o    Allied Holdings' inability to pass cost increases to customers in light of the price-sensitive nature of the contract security officer industry and the fixed hourly bill rates or limited fee adjustments provided for in many of Allied Holdings' customer contracts;

     o    Competitive pressures resulting from (i) new or existing security service providers, some of which have greater resources than Allied
          Holdings and/or are willing to provide security services at lower prices, (ii) increasing consolidation in the contract security officer industry, (iii) local and regional companies that may be better able to secure and retain customers in their regions, and (iv) decreasing expenditures of client resources on quality security services;

     o    Allied Holdings' ability to (i) attract, retain, train and manage security officers and administrative staff (and the costs associated therewith) in light of the significant number of officers Allied
          Holdings requires to operate its business and increasing demand and competition for such persons, and (ii) attract and retain

          senior operations employees and key executives and the potential loss of business resulting from the departure of key employees;

     o    The effects of work stoppages and other labor disturbances;

     o    Allied Holdings' failure or inability to comply with city, county, state or federal laws and regulations, including security
          industry-related laws and regulations and occupational health and safety laws and regulations and, in each case, the costs associated with such compliance, as well as the costs of complying with new laws and regulations, changes in existing laws and regulations or the manner in which existing laws and regulations are interpreted;

     o    The risk that non-compliance with state security licensing regulations could result in Allied Holdings being prohibited from operating its business in all or part of a given state;

     o    The effect of changes in security technology, including advances in technology that may decrease demand for security officers, as well as
          Allied Holdings' ability to acquire and effectively integrate available technologies into its business model;

     o    Delays, difficulties or risks in implementing Allied Holdings'
          business strategy and successfully integrating acquired businesses, including, without limitation, the business of Initial Security, including retaining acquired contracts and achieving cost savings, and
          Allied Holdings' exposure to risks associated with acquired businesses, including the possibility of undisclosed or unforeseen liabilities resulting from such acquisitions;

     o    The effects of terrorist activity or the threat of terrorism at locations serviced by Allied Holdings or elsewhere, including Allied
          Holdings' exposure to liabilities not covered by insurance for attacks;

     o    Allied Holdings' ability to obtain insurance coverage on a cost effective basis or at all (including as a result of the possible non-renewal of the federal government's Terrorism Reinsurance
          Extension Act when it expires at the end of 2007, which act allows insurance carriers to seek reimbursement from the government for certain liabilities arising out of terrorist attacks);

     o    The insufficiency of Allied Holdings' existing working capital, together with cash available under its credit facility and anticipated cash flow from operating activities, to meet Allied Holdings' expected operating, capital spending and debt service requirements for the foreseeable future and the inability of Allied Holdings to comply with the financial covenants in Allied Holdings' financing arrangements and/or to obtain amendments;

     o    Allied Holdings' level of indebtedness including the increased level of indebtedness in connection with the Acquisition and the potential for additional debt made possible by the Proposed Amendments, the restrictions or obligations imposed on Allied Holdings by its credit facility and the Indenture, and Allied Holdings' exposure to fluctuations in interest rates under its credit facility;

     o    Unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; and

     o    Delays, difficulties, unanticipated costs and other liabilities or other risks, including the inability to close the Acquisition, associated with the Acquisition and the related financing for the
          Acquisition and the integration of the acquired business of Initial
          Security.

     Forward-looking statements contained in this report speak only as of the date of this report, and, unless otherwise required by law, Allied Holdings disclaims any duty or obligation to update any forward-looking statements;
however, readers should carefully review reports or documents that are periodically filed with the SEC.